EXHIBIT 10.3

EXECUTION VERSION

CONFIDENTIAL

FIRST AMENDMENT TO THE

STOCK PURCHASE AND ISSUANCE AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) to the Stock Purchase and Issuance Agreement dated September 30, 2013 (the “Agreement”) by and among Oragenics, Inc., a Florida corporation (the “Company”) and Intrexon Corporation, a Virginia corporation (“Intrexon”), is effective as of September 30, 2013.

A. In consideration of Intrexon’s license to the Company under an Exclusive Channel Collaboration Agreement with Intrexon (the “Channel Agreement”), the Company has agreed to issue to Intrexon certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in accordance with the terms and conditions of the Channel Agreement and the Agreement; and

B. The parties wish to amend the terms of the Agreement to permit the Company to issue to Intrexon a Convertible Promissory Note which would be issued in lieu of a portion of the Common Stock otherwise issuable under the Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 11.2 of the Agreement, the Company and Intrexon hereby agree to amend the Agreement as follows:

Section 1.2 of the Agreement is hereby revised in its entirety to read as follows:

1.2 Issuance of Technology Access Fee Shares. Subject to the terms and conditions of the Channel Agreement and this Agreement, the Company has authorized the issuance to Intrexon at the Closing (as hereinafter defined) of (i) 1,348,000 shares of the Company’s Common Stock (the “Technology Access Fee Shares”) and, (ii) a Convertible Promissory Note with a principal value of $1,956,000 in the form attached hereto As Exhibit A (the “Note” and, together with the Technology Access Fee Shares, the “Technology Access Fee Consideration”).

Sections 2.2, 2.3, 3.2 and 6 of the Agreement is hereby revised to replace all instances of the words “Technology Access Fee Shares” with the words “Technology Access Fee Consideration.”

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All other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment may be executed in two or more counterparts (including by facsimile, PDF, or other means of electronic communication), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Stock Purchase and Issuance Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ORAGENICS, INC.

By: /s/ John N. Bonfiglio Name: John N. Bonfiglio Title: President and CEO

INTREXON CORPORATION

By: /s/ Krish S. Krishnan Name: Krish S. Krishnan Title: Chief Operating Officer

[Signature page of First Amendment to the Stock Purchase and Issuance Agreement]

EXECUTION COPY CONFIDENTIAL

EXHIBIT A

Convertible Promissory Note

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